LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


KNOW
ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Nimrod T. Frazer, the Chairman and Chief Executive Officer of The
Enstar Group, Inc. (the "Company"), Cheryl D. Davis, the Chief
Financial
Officer of the Company, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power to appoint a substitue or substitutes to act hereunder, for the undersigned and in his name, to execute and file with the Securities and Exchange Commission on behalf of the undersigned or on behalf of any trust with respect to which the undersigned serves as a trustee, any Form 3s, Form
4s or Form 5s (or
any amendments thereto) required to be so executed and filed by the undersigned or any such trust with respect to which the undersigned serves as trustee under Section 16(a) of the Securities
Exchange Act of 1934, as
amended (the "Act"), and the rules and
regulations promulgated thereunder.
The undersigned hereby gives to said
agents and attorneys-in-fact, and to
each of them, full power and
authority to act in the premises, including, but not limited to, full power and authority to determine in his or their sole discretion the time when, purpose for and confirms all that said agents and attorneys-in-fact, or any of them, or any substitute or substitutes, may do by virtue hereof. This power of attorney shall remain valid and in full force and effect until the earlier of (i) the date on which the undersigned is no longer subject to the reporting requirements under
Section 16(a) of the Act and the rules and regulations promulgated thereunder and (ii) the date on which this power of attorney is revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned
has
duly executed this Power of Attorney this 26th day of March, 1997.







										   __T Wayne

Davis_______________________________
						Signature